UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

TransUnion Holding Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-182948	36-1678417
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

555 West Adams Street, Chicago, Illinois		60661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on October 23, 2012, TransUnion Holding Company, Inc. (the “Company”) intends to issue $400.0 million of new senior unsecured PIK toggle notes (the “New Notes”) in a private placement (the “Notes Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended, and make a one-time dividend or other distribution as a return of capital to its shareholders with the proceeds of the Notes Offering (the “Dividend”). In this Current Report on Form 8-K, we refer to the transactions to be effected pursuant to the Notes Offering and the related transactions as the “Transaction.”

In connection with the Transaction, the Company solicited consents (the “Consent Solicitation”) from the holders (the “Holders”) of its 9.625%/10.325% Senior PIK Toggle Notes due 2018 (the “Notes”) to certain amendments (the “Proposed Amendments”) to the Indenture, dated as of March 21, 2012 (as amended, supplemented or otherwise modified, the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued. The Company required consents from Holders representing not less than a majority in aggregate principal amount of Notes outstanding to adopt the Proposed Amendments. The Consent Solicitation will expire at 5:00 p.m., New York City time, on October 23, 2012. The Company has received consents from Holders representing more than the majority in aggregate principal amount of Notes outstanding required to adopt the Proposed Amendments.

First Supplemental Indenture

On October 22, 2012, the Company entered into the First Supplemental Indenture with the Trustee (the “First Supplemental Indenture”).

Pursuant to the First Supplemental Indenture, (i) Section 4.07 (“Limitation on Restricted Payments”) and Section 4.09 (“Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) of the Indenture were amended to allow the Company to issue the New Notes and to pay the Dividend, (ii) Section 4.07 (“Limitation on Restricted Payments”) of the Indenture was amended to reduce the amount of other dividends, repurchases of Capital Stock (as defined in the Indenture) and certain other Restricted Payments (as defined in the Indenture) the Company may make in respect of its Equity Interests (as defined in the Indenture) and (iii) “Consolidated Debt Ratio” and “Interest Step-up Ratings” were added to Section 1.01 (“Definition”) of the Indenture and Section 2.01 (“Form and Dating; Terms”) was amended to provide that the interest rate applicable to the Notes will increase by 0.50% (50 basis points) if, prior to June 15, 2015, (a) the Notes are rated Caa1 or lower by Moody’s Investors Service, Inc. and CCC+ or lower by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and (b) the Consolidated Debt Ratio is greater than or equal to 5.50 to 1.00; provided that any such increase shall cease to apply beginning on the earlier of (A) June 15, 2015 and (B) any day prior thereto the Notes are rated higher than Caa1 or CCC+ or the Consolidated Debt Ratio is less than 5.50 to 1.00.

Although the First Supplemental Indenture became effective upon execution by the Company and the Trustee, the Proposed Amendments will only become operative immediately prior to the consummation of the Notes Offering having been consummated.

The description of the First Supplemental Indenture contained herein is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	First Supplemental Indenture, dated as of October 22, 2012, among TransUnion Holding Company, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee, amending and supplementing the Indenture, dated as of March 21, 2012, among TransUnion Holding Company, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2012	TRANSUNION HOLDING COMPANY, INC.

/s/ Samuel A. Hamood
Samuel A. Hamood Executive Vice President and Chief Financial Officer